Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended February 29, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(33,273,706)
Unrealized Gain (Loss) on Market Value of Futures	(10,957,684)
Dividend Income	302,483
Interest Income	346,898
ETF Transaction Fees	13,000
Total Income (Loss)	$(43,569,009)

Expenses
General Partner Management Fees	$248,876
Professional Fees	50,811
Brokerage Commissions	215,197
Non-interested Directors' Fees and Expenses	5,700
Prepaid Insurance Expense	2,439
NYMEX License Fee	6,222
SEC & FINRA Registration Expense	21,750
Total Expenses	$550,995
Net Income (Loss)	$(44,120,004)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/20	$530,759,297
Additions (2,200,000 Shares)	31,900,634
Withdrawals (7,200,000 Shares)	(102,683,277)
Net Income (Loss)	(44,120,004)

Net Asset Value End of Month	$415,856,650
Net Asset Value Per Share (31,884,588 Shares)	$13.04

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596